Exhibit 5


                          Drummond Woodsum & MacMahon
                             245 Commercial Street
                             Portland, Maine, 04101
                                 (207) 772-1941
                               FAX (207) 772-3627


                                                            February 12, 1998

Consumers Water Company
Three Canal Plaza
Portland, Maine 04101

      RE:   Consumers Water Company Registration Statement on Form S-3


Ladies and Gentlemen:

      We are familiar with the proceedings taken and proposed to be taken by Consumers Water Company, a Maine corporation (hereinafter called the "Company"), as set forth in its Registration Statement on Form S-3 filed by the Company pursuant to the Securities Act of 1933, as amended, to which this opinion is an exhibit and in the prospectus constituting a part of such Registration Statement.

      We have examined the Restated Articles of Incorporation and the Bylaws of the Company and all amendments thereto and are familiar with the laws of the State of Maine under which the Company is incorporated and exists. We have also examined the corporate proceedings relating to the authentication and issuance of the common shares of the Company and have made such further examination and inquiries as we deem necessary for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Maine.

      2. Common shares issuable pursuant to the Dividend Reinvestment and Common Share Purchase Plan, when issued, will have been duly issued and will be fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above mentioned Registration Statement, and to the use of our name under the caption "Legal Opinion" in the Prospectus forming a part of such Registration Statement.


                                        Very truly yours,
                                        /s/ Drummond Woodsum & MacMahon